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                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                              /s/ Arthur Andersen LLP

Philadelphia, Pa.,

July 15, 1999